Exhibit 99.1

NEWS	FOR FURTHER INFORMATION

FOREST OIL CORPORATION	CONTACT: PATRICK J. REDMOND
707 17th STREET, SUITE 3600	DIRECTOR - INVESTOR RELATIONS
DENVER, COLORADO 80202	303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES FINAL RESULTS OF ELECTIONS FOR
HOUSTON EXPLORATION MERGER CONSIDERATION

DENVER, COLORADO — June 13, 2007 - Forest Oil Corporation (NYSE:FST) (Forest) announced the final allocation of merger consideration in its recent acquisition of The Houston Exploration Company (Houston Exploration). In the merger transaction, stockholders of Houston Exploration were offered a choice of receiving cash, or shares of Forest common stock, or a combination of cash and stock consideration.   On June 6, 2007, Forest announced the preliminary election results and reported that the Forest stock component had been over subscribed.  Because the stock consideration was over subscribed, the elections for all Forest stock consideration or a combination of stock and cash are subject to the proration procedures included in the agreement and plan of merger dated January 7, 2007 among Forest, MJCO Corporation, and Houston Exploration.

•                  At the close of business on June 5, 2007, the last day to submit merger consideration election forms or notices of guaranteed delivery, there were 28,559,499 shares of Houston Exploration common stock outstanding.

•                  Houston Exploration stockholders who elected to receive cash consideration or did not make an election, representing approximately 10.85% of the total outstanding Houston Exploration shares, will receive $60.0239 per share of Houston Exploration common stock that they held at the effective time of the merger on June 6, 2007.

•                  Houston Exploration stockholders who elected to receive their consideration in the form of Forest stock, representing approximately 89.15% of the total outstanding Houston Exploration shares, are subject to the proration procedures. Giving effect to the proration procedures, stockholders who elected to receive Forest common stock will receive for each share of Houston Exploration common stock that they held at the effective time of the merger approximately 0.9422 shares of Forest common stock (with cash in lieu of fractional shares) and approximately $22.1397 in cash.

•                  In the aggregate, Forest will pay as merger consideration approximately $750 million in cash and issue approximately 24 million shares of Forest common stock.

•                  The exchange agent expects to begin delivering the cash and stock consideration on June 14, 2007.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in reports that Forest files with the Securities and Exchange Commission, including its 2006 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Also, the financial results of Forest’s foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and crude oil in North America and selected international locations.  Forest’s principal reserves and producing properties are located in the United States in Alaska, Arkansas, Colorado, Louisiana, New Mexico, Oklahoma, Texas, Utah, and Wyoming, and in Canada.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

June 13, 2007